Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Printronix Inc.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83156, 333-92791, 333-50924, 333-74260 and 333-103311) of Printronix, Inc. of our report dated May 3, 2005, except as to Note 10 which is as of June 15, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/BDO Seidman, LLP

Costa Mesa, California
July 7, 2005